                                                                    Exhibit 5.1


    Opinion and Consent of Dewey Ballantine LLP with respect to the legality of the securities being registered


                               November 15, 2004


Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591

Gentlemen:

         We have acted as counsel to Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 3,100,000 shares of the Company's common stock, $0.0013 par value per share (the "Shares"), which may be issued upon exercise of stock options, stock appreciation rights, restricted stock, stock units and stock awards pursuant to the Company's Amended and Restated 1996 Stock Incentive Plan (the "Plan").

         We have examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

         1. The issuance of the Shares under the Plan has been lawfully and duly authorized; and

         2. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassesable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,


                                            DEWEY BALLANTINE LLP